Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to  Form S-4 of Specialized Health Products International, Inc. of our report dated March 5, 2004 relating to the financial statements of The Med-Design Corporation, which appears in such Registration Statement.  We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
April 11, 2006